Exhibit 10.11

                                  REED'S, INC.
            13000 South Spring Street, Los Angeles, California 90061
                    Ph: (310) 217-9400 o Fax: (310) 217-9411
                             WWW.REEDSGINGERBREW.COM

                                CO-SIGN AGREEMENT

Los Angeles, California
August 15, 2004

      FOR VALUE RECEIVED, Reed's, Inc. (the "Company") promises to pay to Robert
T. Reed Jr., (the "Co-signer"), an ------------------ effective annual interest of 5% on the amount borrowed from Merrill Lynch by the Company secured by stock pledged by co-signer. Christopher J. Reed the CEO of Reed's Inc., will pledge his 3,200,000 shares of common stock in Reed's, Inc. as collateral to the co-signer in the event of default of this loan.

      1. Duration. This agreement will be for one year to the day following issue of this Note.

      2. Default. This agreement will be considered in default if the Company defaults on their loan with Merrill Lynch or in the case of after the duration of this agreement the loan is not paid off releasing the collateral pledged by the co-signer. In case of a default the Company has the opportunity to correct the default within a reasonable time period including potentially selling the company to pay off the note to release the co-signers pledged stock collateral.

      (a) If this co-sign agreement is defaulted on the Company agrees to pay the costs of the collection, including reasonable attorneys' fees.

      (b) This agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of California.


                                        Reed's, Inc.


                                        By: /s/ Christopher J. Reed
                                            ------------------------------------
                                            Christopher J. Reed
                                            CEO, Founder


                                        Co-signer: /s/ Robert T. Reed Jr.
                                                   -----------------------------
                                                   Robert T. Reed Jr.